                                                                  Exhibit 99.9



                                                       AS EXECUTED - CONFORMED


================================================================================



                          KBI-E ASSET OPTION AGREEMENT

                            DATED AS OF JULY 1, 1998

                                  BY AND AMONG

                                    ASTRA AB,

                               MERCK & CO., INC.,

                                ASTRA MERCK INC.

                                       AND

                          ASTRA MERCK ENTERPRISES INC.






================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I     DEFINITIONS...............................................     2

ARTICLE II    LICENSE ASSIGNMENT RIGHTS.................................     9
   2.1        License Assignment Rights.................................     9
   2.2        Assignment of KBI License Assignment and Assumption
              Agreement, Amended and Restated KBI License and Other
              Agreements in Respect of Assignment Compounds.............     9
   2.3        Assumed Liabilities.......................................     9
   2.4        Inventory on Hand.........................................    10
   2.5        Transition Products.......................................    10
   2.6        Enalapril/Felodipine Combination Products.................    10

ARTICLE III   EXERCISE OF KB ASSIGNMENT RIGHT...........................    11
   3.1        Exercise Procedure........................................    11

ARTICLE IV    EXERCISE OF KB ASSIGNMENT RIGHT AND KBI-E ASSIGNMENT RIGHT
              FOLLOWING A PRE-2008 TRIGGER EVENT AND REQUIRED SALE
              FOLLOWING A POST-2007 TRIGGER EVENT.......................    12
   4.1        Pre-2008 Trigger Event....................................    12

ARTICLE V     EXERCISE OF DISCRETIONARY COMPOUNDS OPTION................    13
   5.1        Discretionary Compounds Option............................    13
   5.2        Assignment of Rights in Respect of Discretionary Compounds    15
   5.3        Assumed Liabilities.......................................    15
   5.4        Inventory.................................................    15
   5.5        No Further Option.........................................    16

ARTICLE VI    CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES...........    16
   6.1        Reasonable Efforts; Further Assurances....................    16
   6.2        HSR Act...................................................    16
   6.3        Limitations on Transfer of License Rights.................    16

ARTICLE VII   INDEMNIFICATION...........................................    16

ARTICLE VIII  ARBITRATION...............................................    17

ARTICLE IX    TERMINATION...............................................    17

ARTICLE X     MISCELLANEOUS.............................................    17
   10.1       Expenses..................................................    17
   10.2       Assignment................................................    17
   10.3       No Third Party Beneficiaries..............................    18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
   10.4       Notices...................................................    18
   10.5       Governing Law.............................................    18
   10.6       Entire Agreement; Amendments and Waivers..................    18
   10.7       Counterparts..............................................    19
   10.8       Invalidity................................................    19
   10.9       Headings..................................................    19
   10.10      Remedies..................................................    19
   10.11      Gender and Number.........................................    19

                          KBI-E ASSET OPTION AGREEMENT

     This KBI-E ASSET OPTION AGREEMENT (this "Agreement") is made and entered into as of July 1, 1998 by and among Astra AB, a company limited by shares organized and existing under the laws of Sweden ("KB"), Merck & Co., Inc., a corporation organized and existing under the laws of the State of New Jersey ("TR"), Astra Merck Inc., a corporation organized and existing under the laws of the State of Delaware ("KBI"), and Astra Merck Enterprises Inc., a corporation organized and existing under the laws of the State of Delaware ("KBI-E"). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Master Restructuring Agreement dated as of June 19, 1998 between KB, TR, KBI, Astra USA, Inc., a New York corporation ("KB USA"), KB USA, L.P., a Delaware limited partnership, KBI-E, KBI Sub Inc., a Delaware corporation, Merck Holdings, Inc., a Delaware corporation ("TR Holdings") and Astra Pharmaceuticals, L.P., a Delaware limited partnership (the "Partnership") (the "Master Restructuring Agreement").

                              W I T N E S S E T H:

     WHEREAS, KB and KBI are parties to the Amended and Restated License and Option Agreement dated as of the date hereof (the "Amended and Restated KBI License"); and

     WHEREAS, pursuant to the terms of that certain Assignment and Assumption of Amended and Restated License and Option Agreement dated as of the date hereof by and between KBI and KBI-E (the "KBI License Assignment and Assumption Agreement"), KBI has assigned to KBI-E all of its rights to Licensed Compounds under the Amended and Restated KBI License, other than KBI's rights to the Selected Compounds and the Selected Uses and all trademarks covered by the Trademark Rights Contribution Agreement; and

     WHEREAS, KBI-E wishes to grant to KB and KB wishes to acquire from KBI-E an option to purchase all of the intangible assets of KBI-E, including, without limitation, KBI-E's rights to all such Licensed Compounds and all rights to future Compounds under the Amended and Restated KBI License, but excluding any such rights to any Discretionary Compounds (as hereinafter defined) and to the Compounds omeprazole and perprazole (all of the foregoing intangible assets, subject to such exclusions, being referred to herein collectively as the "Assignment Compounds"); and

     WHEREAS, KB wishes to grant to KBI-E an option to require KB to purchase such rights to the Assignment Compounds under certain circumstances and the parties hereto wish to provide herein for KB to be required to purchase, and KBI-E to be required to sell, such rights to the Assignment Compounds under certain other circumstances; and

     WHEREAS, KBI-E wishes to grant KB and KB wishes to acquire from KBI-E a separate option to purchase all of KBI-E's rights to any or all (i) Licensed Compounds (as defined in the Amended and Restated KBI License) (A) as to which the Partnership's rights as distributor under the Distribution Agreement have become non-exclusive or have terminated pursuant to Section D thereof and as to which the Partnership has not been reappointed as distributor pursuant to Section F thereof; and (B) the rights to which have not reverted to KB pursuant to Section 16.2 of the Amended and Restated KBI License and (ii) Compounds as to which KBI-E has exercised its rights under Section 2.3(e) of the Amended and Restated KBI License as to which the Distribution Rights Option (as defined in the Distribution Agreement) expires or terminates without being exercised and which have not reverted to KB pursuant to Section 16.2 of the Amended and Restated KBI License (all of the foregoing Compounds being referred to herein collectively as the "Discretionary Compounds"); and

     WHEREAS, the parties hereto wish to provide herein for any purchase by KB of KBI-E's rights to the Assignment Compounds and any Discretionary Compounds to be effected by the assignment to KB of certain rights and obligations under the Amended and Restated KBI License and certain other agreements, all in respect of the Assignment Compounds and any such Discretionary Compounds, all upon the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Unless otherwise specifically indicated herein, the following terms shall have the following respective meanings when used in this Agreement:

     "Aggregate Contingent Amount" shall mean the sum of the KBI Products Contingent Amount (excluding from the calculation thereof the Weighted Net Sales of all Discretionary Compounds other than the Weighted Net Sales by the Partnership and its Affiliates of any such Compounds as to which the Partnership's rights as distributor under the Distribution Agreement have become non-exclusive pursuant to Section D thereof), the KB USA Products Contingent Amount, the Group D Products Contingent Amount and the Group E Products Contingent Amount as computed pursuant to Section 3.7 of the Master Restructuring Agreement, without giving effect to the adjustment provided for in
Section 3.7(c) of the Master Restructuring Agreement.

     "Alternate Producer" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Assignment Compounds" has the meaning ascribed to such term in the preamble to this Agreement.

     "Assignment Date" means the KB Assignment Date or the KBI-E Assignment Date, as applicable; provided, however, that for purposes of Section 4.2 hereof, the term "Assignment Date" shall mean the date that is the later of (A) the last day of the third month following the end of the month in which the Trigger Event occurs and (B) five (5) business days after the date on which any applicable waiting period under the HSR Act shall have expired or been terminated.

     "Assignment Date Statement" means, for purposes of Section 3.1 hereof, a statement prepared by KB and delivered to KBI-E reflecting KB's good faith calculation of the Assignment Payment, which statement is subject to adjustment pursuant to the provisions of Section 3.1(d), and, for purposes of Section 4.2 hereof, a statement prepared by the accounting firm selected in accordance with the provisions of Section 4.2(b)(i) and delivered to KB and KBI-E reflecting the Assignment Payment.

     "Assignment Lump Sum Amount" means, for purposes of calculating the Assignment Payment payable pursuant to (i) Section 3.1 hereof, the amount set forth below corresponding to the relevant Exercise Year and (ii) Section 4.2 hereof, the amount set forth below corresponding to the relevant Trigger Event
Year:

            Year                     Assignment Lump Sum Amount
            ----                     --------------------------
            2008                          $162 million
            2009                          $120 million
            2010                          $ 77 million
            2011                          $ 35 million
            2012                          $  0
            2013                          $  2 million
            2014                          $ 11 million
            2015                          $ 20 million
            2016 and after                $ 29 million

     "Assignment Payment" means, for purposes of Sections 3.1 and 4.2 hereof, an amount equal to the sum of (i) the Formula Price plus (ii) the Assignment Lump Sum Amount, less (iii) the Limited Partner Share of Agreed Value; provided, however, that if any of the events described in clause (i) of the definition of Put Option Event in the Master Restructuring Agreement occurs prior to the purchase by KB of the shares of KBI Sub pursuant to the Put Option (as defined in the Master Restructuring Agreement), whether such event occurs before or after the occurrence of any other event that constitutes a Put Option Event, and KB has purchased the shares of KBI Sub pursuant to the Put Option, then the term "Assignment Payment" means an amount equal to the greater of (A) the Minimum Amount plus the Assignment Lump Sum Amount minus the Fourth Tier Component plus the Factor Amount and (B) the product of (i) the Average Annual KBI Products Contingent Amount multiplied by (ii) the applicable Multiple plus the Assignment Lump Sum Amount plus the Factor Amount; provided, further, that if none of the events described in clause (i) of the definition of Put Option Event set forth in the Master Restructuring Agreement has occurred prior to the purchase by KB of the shares of KBI Sub pursuant to the Put Option, whether before or after the occurrence of any other event that constitutes a Put Option Event, and KB has purchased the shares of KBI Sub pursuant to the Put Option, then the term "Assignment Payment" shall mean the sum of the Formula Price and the Assignment Lump Sum Amount; and further provided that, the term "Assignment Payment" means, for purposes of Section 4.1 hereof, an amount equal to the Appraised Value.

     "Assignment Right" means the KB Assignment Right or the KBI-E Assignment Right, as applicable.

     "Audited Financial Statements" means the audited financial statements of the Partnership required to be delivered to KBI Sub pursuant to Sections 6.5(a)
(i) and (ii) of the Partnership Agreement.

     "Average Annual Contingent Amounts" means the average of the Aggregate Contingent Amounts for the three (3) fiscal years immediately preceding the Assignment Date; provided, however, that for purposes of calculating the Assignment Payment payable pursuant to Section 4.2 hereof, the term "Average Annual Contingent Amounts" shall mean the average of the Aggregate Contingent Amounts for the three (3) periods of twelve (12) consecutive months during the thirty-six (36) full calendar months immediately preceding the Trigger Event.

     "Average Annual KBI Products Contingent Amount" means the average of the KBI Products Contingent Amount (excluding from the calculation thereof the Weighted Net Sales of any Discretionary Compounds other than the Weighted Net Sales by the Partnership and its Affiliates of any such Compounds as to which the Partnership's rights as distributor under the Distribution Agreement have become non-exclusive pursuant to Section D thereof), as computed pursuant to
Section 3.7 of the Master Restructuring Agreement, without giving effect to the adjustment provided for in Section 3.7(c) of the Master Restructuring Agreement, for the three (3) fiscal years immediately preceding the Assignment Date or, for purposes of Section 4.2 hereof, for the three (3) periods of twelve (12) consecutive months during the thirty-six (36) full calendar months immediately preceding the Trigger Event.

     "Average Combined Weighted Net Sales of Tiered Rate Products" means the average annual Combined Weighted Net Sales of Tiered Rate Products (excluding from the calculation thereof the Weighted Net Sales of any Discretionary Compounds other than the Weighted Net Sales by the Partnership and its Affiliates of any such Compounds as to which the Partnership's rights as distributor under the Distribution Agreement have become non-exclusive pursuant to Section D thereof) for the three (3) fiscal years immediately preceding the Exercise Year; provided, however, that for purposes of calculating the Assignment Payment payable pursuant to Section 4.2 hereof, the term "Average Combined Weighted Net Sales of Tiered Rate Products" shall mean the average of the Combined Weighted Net Sales of Tiered Rate Products for the three (3) periods of twelve (12) consecutive months during the thirty-six (36) full calendar months immediately preceding the Trigger Event.

     "Bulk Chemical Form" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Conversion" has the meaning set forth in Section 3.1(a) hereof.

     "Discretionary Compounds" has the meaning ascribed to such term in the preamble to this Agreement.

     "Discretionary Compounds Price" means, with respect to any Discretionary Compound the rights to which KB elects to purchase from KBI-E pursuant to
Article V of this Agreement, the greater of (x) the fair market value of KBI-E's rights with respect to products containing such Discretionary Compound (taking into consideration all such possible products and all indications for which such products may potentially be used) and (y) the Full Costs (as defined in the Amended and Restated KBI License) incurred by KBI-E and its Affiliates in connection with any investigative or development work previously undertaken by KBI-E and its Affiliates with respect to such Compound, compounding capitalized amounts at the pre-tax cost of capital; provided, however, that for purposes of computing the cost of capital component of such Full Costs, all investigative, research and development expenses incurred by KBI-E or any of its Affiliates in connection with such Compound shall be capitalized. For purposes of this definition, the "fair market value" of KBI-E's rights shall be the net present value of projected pre-tax cash flows determined by the appraiser selected pursuant to Section 5.1(e) hereof.

     "Enalapril/Felodipine Combination Products Supply Agreement" means that certain supply agreement dated as of November 1, 1994 between TR and KBI, as amended, modified, supplemented or restated from time to time, governing the supply of Enalapril/Felodipine Combination Products (as defined in the Manufacturing Agreement).

     "Excluded Amount" means, for the Exercise Year 2008 or the Trigger Event Year 2008, an amount equal to $1.0 billion, and for any Trigger Event Year from 2009 through 2012, the following amount corresponding to the relevant Trigger Event Year: 2009, $1.1 billion; 2010, $1.2 billion; 2011, $1.3 billion; and 2012, $1.4 billion.

     "Exercise Year" means the KB Exercise Year, the KBI-E Exercise Year or the Required Sale Year, as applicable.

     "Exit One License" means any grant by KB or any Affiliate of KB to any Person of any right to sell in the Territory any Assignment Compound, any Discretionary Compound purchased by KB or any Affiliate of KB pursuant to
Article V hereof, or any product containing an Assignment Compound or any such Discretionary Compound, whether exclusive or non-exclusive and whether by sale, license, sublicense, co-marketing agreement, subdistribution arrangement, complete or partial assignment of contract rights, other disposition, covenant not to sue or immunity from suit, or otherwise.

     "Exit One Licensee" means a Person receiving a grant under an Exit One License.

     "Factor Amount" means the amount set forth below corresponding to the relevant Exercise Year or, for purposes of Section 4.2, the Trigger Event Year.

            Year                                 Factor Amount
            ----                                 -------------
            2008                                $750 million
            2009                                $750 million
            2010                                $750 million
            2011                                $750 million
            2012                                $750 million
            2013                                $675 million
            2014                                $600 million
            2015                                $525 million
            2016 and after                      $450 million

     "Finished Dosage Form" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Formula Price" means the sum of the Factor Amount plus the greater of (i) the product of (x) the Average Annual Contingent Amounts multiplied by (y) the applicable Multiple and (ii) the Minimum Amount.

     "Formulation Manufacturing Stage" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Fourth Tier Component" means the greater of (A) 15.5 times the average annual amount of the Fourth Tier Amount for the three Fiscal Years preceding the exercise of the Put Option (or if fewer than three full Fiscal Years have elapsed from the Closing Date to the exercise of the Put Option, the average annual amount of the Fourth Tier Amount for such Fiscal Years) or (B) $2.00 billion.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute).

     "Intermediate Form" has the meaning ascribed to such term in the Manufacturing Agreement.

     "KB Assignment Date" means the date in the given KB Exercise Year that is the later of (i) April 30 (or if April 30 is not a business day, then the next business day after April 30) and (ii) five (5) business days after the date on which any applicable waiting period under the HSR Act shall have expired or been terminated, provided, however, that in the event any applicable waiting period under the HSR Act does not expire or terminate until after the end of the KB Exercise Year, then the KB Assignment Date shall be five (5) business days after the date of such expiration or termination.

     "KB Assignment Right" means the right of KB to purchase KBI-E's rights in the Assignment Compounds by means of the assignment to KB of KBI-E's rights under the Amended and Restated KBI License, the Distribution Agreement, the KBI License Assignment and Assumption Agreement and the KBI Sublicense, in respect of the Assignment Compounds.

     "KB Exercise Year" means, if a Trigger Event has not occurred, each of the years 2008, 2012 and 2016, and if a Trigger Event shall occur prior to January 1, 2008, the year 2010.

     "KBI-E Assignment Date" means, the date in the KBI-E Exercise Year that is the later of (A) April 30 (or if April 30 is not a business day, then the next business day after April 30) and (B) five (5) business days after the date on which any applicable waiting period under the HSR Act shall have expired or been terminated, provided, however, that in the event any applicable waiting period under the HSR Act does not expire or terminate until after the end of the KBI-E Exercise Year, then the KBI-E Assignment Date shall be five (5) business days after the date of such expiration or termination.

     "KBI-E Assignment Right" means the right of KBI-E to require KB to purchase KBI-E's rights in the Assignment Compounds by means of the assignment to KB of KBI-E's rights under the Amended and Restated KBI License, the Distribution Agreement, the KBI License Assignment and Assumption Agreement and the KBI Sublicense, in respect of the Assignment Compounds.

     "KBI-E Exercise Year" means the year 2008.

     "Limited Partner Share of Agreed Value" shall have the meaning ascribed to such term in the Partnership Agreement.

     "Manufacturer's Cost" has the meaning ascribed to such term in the KBI Supply Agreement.

     "Manufacturing Stage" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Minimum Amount" means $5.4 billion for the KB Exercise Year 2008 and $0 for the KB Exercise Years 2012 and 2016; provided, however, that if (i) a Trigger Event shall have occurred prior to January 1, 2008, the term "Minimum Amount" shall mean, if the Trigger Event is a Merger of Equals, $6.565 billion or if the Trigger Event is an Acquisition of KB, $7.0 billion and (ii) a Trigger Event shall have occurred from and after January 1, 2008, the term "Minimum Amount" shall mean, if the Trigger Event is a Merger of Equals, $6.565 billion for payments made with respect to the Trigger Event Year 2008, $6.477 billion for payments made with respect to the Trigger Event Year 2009, $6.388 billion for payments made with respect to the Trigger Event Year 2010, $6.30 billion for payments made with respect to the Trigger Event Year 2011 and $0 thereafter or, if the Trigger Event is an Acquisition of KB, $7.0 billion for payments made with respect to the Trigger Event Year 2008, $6.77 billion for payments made with respect to the Trigger Event Year 2009, $6.54 billion for payments made with respect to the Trigger Event Year 2010, $6.30 billion for payments made with respect to the Trigger Event Year 2011 and $0 thereafter. The Minimum Amount less the applicable Excluded Amount shall be subject to adjustment for certain changes in the rate of inflation pursuant to the provisions of Section
3.8 of the Master Restructuring Agreement; provided, however, that for any Exercise Year or Trigger Event Year in which the Minimum Amount is $0, such amount shall in no event be subject to any such adjustment.

     "Multiple" means the multiple calculated in accordance with Schedule I hereto for the relevant Exercise Year, for purposes of Section 3.1 hereof, or the relevant Trigger Event Year, for purposes of Section 4.2 hereof.

     "Notice of Exercise" means a written and dated notice of exercise delivered by KB to TR and KBI-E stating KB's election to exercise the KB Assignment Right or a written and dated notice of exercise delivered by KBI-E to KB stating KBI-E's election to exercise the KBI-E Assignment Right, as the case may be.

     "Packaging Manufacturing Stage" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Primary Manufacturing Stage" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Producer" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Product" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Required Sale Year" means if a Trigger Event shall occur from and after January 1, 2008, the year in which the Assignment Date for the Required Sale occurs.

     "Required Sale" means the purchase by KB and the sale by KBI-E of all of KBI-E's rights to the Assignment Compounds pursuant to the provisions of Section
4.2 hereof.

     "Transfer Price" has the meaning ascribed to such term in the Manufacturing Agreement.

     "Transition Period" means (i) with respect to a Transition Product containing an Assignment Compound, the period starting with the Assignment Date and ending on the later of (a) the expiration of Market Exclusivity or (b) two years from the Assignment Date and (ii) with respect to a Transition Product containing a Discretionary Compound, the period starting with the Discretionary Compounds Purchase Date and ending on the later of (a) the expiration of Market Exclusivity or (b) two years from the Discretionary Compounds Purchase Date.

     "Transition Product" means a Product containing an Assignment Compound the rights to which KB has purchased on the applicable Assignment Date pursuant to
Article III or Article IV hereof or a Discretionary Compound the rights to which KB has purchased on the Discretionary Compounds Purchase Date pursuant to
Article V hereof, in either case for which TR or an Alternate Producer has been allocated responsibility as the Producer for any Manufacturing Stage (or an Intermediate Form of any such Product).

     "Transition Requirements" means all of the requirements of KB, any Affiliate of KB and any Exit One Licensee for Transition Product for sale or promotion within the Territory.

     "Trigger Event Notice" has the meaning set forth in Section 4.2(a) hereof.

     "Trigger Event Year" means the year in which a Trigger Event occurs.

                                   ARTICLE II

                           LICENSE ASSIGNMENT RIGHTS

     2.1    License Assignment Rights.

          (a) KB Assignment Right. Upon proper notice to KBI-E as provided in
Section 3.1(a) or 4.1(b)(i) hereof and provided that the KBI-E Assignment Right has not been exercised and otherwise upon the terms and subject to the conditions of this Agreement, KB shall have the right to exercise the KB Assignment Right as of any KB Assignment Date; provided, however, that if a Trigger Event shall occur before KB shall have given a Notice of Exercise of the KB Assignment Right, the KB Assignment Right shall be exercisable only as provided in Article IV hereof.

          (b) KBI-E Assignment Right If Pre-2008 Trigger Event. Provided that a Trigger Event shall have occurred prior to January 1, 2008 and upon proper notice to KB as provided in Section 4.1(b)(i) and otherwise upon the terms and subject to the conditions of this Agreement, KBI-E shall have the right to exercise the KBI-E Assignment Right as of the applicable KBI-E Assignment Date.

          (c) Required Sale If Post-2007 Trigger Event. If a Trigger Event shall have occurred from and after January 1, 2008 and before KB shall have given a Notice of Exercise of the KB Assignment Right pursuant to the provisions of
Article III hereof, the Required Sale shall occur on the Assignment Date pursuant to the provisions of Section 4.2 hereof.

          (d) KB Assignment Right Initial Payment. As additional consideration for the granting of the KB Assignment Right to KB as provided herein, KB hereby agrees to pay to KBI-E on the Closing Date by wire transfer to an account of KBI-E in the United States designated by KBI-E in writing at least one (1) week prior to such date the sum of $443 million.

     2.2 Assignment of KBI License Assignment and Assumption Agreement, Amended and Restated KBI License and Other Agreements in Respect of Assignment Compounds. On the applicable Assignment Date, (i) all of KBI-E's rights with respect to the Assignment Compounds under the Amended and Restated KBI License, the KBI License Assignment and Assumption Agreement, and the Distribution Agreement shall be assigned to KB and (ii) certain rights of KBI-E with respect to the Assignment Compounds under the Manufacturing Agreement and the KBI Supply Agreement shall be assigned to KB as provided therein (all of the foregoing Agreements under which such rights of KBI-E are assigned to KB being referred to herein collectively as the "Assigned Contracts"). On the applicable Assignment Date, all rights of KBI-E to receive Group E Compounds Contingent Amounts shall also be assigned to KB.

     2.3 Assumed Liabilities. In the event KB purchases from KBI-E all of KBI-E's rights to the Assignment Compounds pursuant to the terms of this Agreement, KB shall assume and be responsible for the obligations and liabilities of KBI-E with respect to the Assignment Compounds arising from and after the Assignment Date under the Assigned Contracts and only such obligations and liabilities. KB shall not assume any other obligations or liabilities of KBI-E of any nature whatsoever, whether arising before or after the Assignment Date, with respect to the Assignment Compounds or otherwise, whether past, current or future, whether accrued, contingent, known or unknown.

     2.4 Inventory on Hand. In the event KB purchases from KBI-E all of KBI-E's rights to the Assignment Compounds pursuant to the terms of this Agreement, KBI shall assign to KB an amount of receivables from the Partnership or an assignee of the Partnership's distribution rights under the Distribution Agreement equal to the Standard Mark-up (calculated without regard to Section 3.7(c) of the Master Agreement) included in the Supply Price (as defined in the KBI Supply Agreement) for trade inventory of Assignment Compounds held by the Partnership or such assignee on the Assignment Date.

     2.5 Transition Products. Upon the occurrence of the applicable Assignment Date or Discretionary Compounds Purchase Date, as the case may be, for each Transition Product during its Transition Period:

          (a) If TR is the Producer of the Packaging Manufacturing Stage, TR shall toll package Transition Product for all Transition Requirements for KB or a Person designated by KB at the Transfer Price. If an Alternate Producer is the Producer of the Packaging Manufacturing Stage, the Alternate Producer shall toll package Transition Product for all Transition Requirements under contract with KBI for KB or such Person at the Transfer Price determined in accordance with the terms of Article V of the Manufacturing Agreement, which will be payable by KB to KBI.

          (b) If TR or an Alternate Producer is the Producer of a Primary Manufacturing Stage, KB or a Person designated by KB shall purchase from TR or, in the case of an Alternate Producer, KBI at the Transfer Price Transition Product for all Transition Requirements as follows: (i) if TR or an Alternate Producer is the Producer of the Formulation Manufacturing Stage, in the Finished Dosage Form at the cumulative Transfer Price and (ii) if KB is the Producer of the Formulation Manufacturing Stage and TR or an Alternate Producer is the Producer of the Bulk Chemical Manufacturing Stage, in the Bulk Chemical Form at the Transfer Price.

          (c) KB, KB USA and TR shall retain their full rights and obligations as Producers under the Manufacturing Agreement.

          (d) Neither KB nor any Affiliate of KB shall grant an Exit One License that includes the right to make or have made a Transition Product during its Transition Period.

     2.6 Enalapril/Felodipine Combination Products. On the applicable Assignment Date, all of KBI's rights under the Enalapril/Felodipine Combination Products Supply Agreement shall be assigned to KB. KB shall assume and be responsible for the obligations and liabilities of KBI arising from and after the Assignment Date under the Enalapril/Felodipine Combination Products Supply Agreement. KB shall not assume any other obligations or liabilities of KBI of any nature whatsoever under the Enalapril/Felodipine Combination Products Supply Agreement, whether past, current or future, whether accrued, contingent, known or unknown.

                                  ARTICLE III

                        EXERCISE OF KB ASSIGNMENT RIGHT

     3.1 Exercise Procedure. (a) Notice of Exercise; Conversion. Subject to the provisions of Section 3.1(b) and, in the event of a Trigger Event, the provisions of Article IV hereof, KB may exercise the KB Assignment Right in any KB Exercise Year by delivering a Notice of Exercise at any time during the period from January 1 through February 29 of the Exercise Year. In the event that KB exercises the KB Assignment Right, 7,291.67 shares of Class C Voting Preferred Stock, par value $9,600 per share, of KBI (the "Class C Preferred Stock"), held by KB shall be converted on the Assignment Date (less any number of shares of Class C Preferred Stock previously converted prior to such date) into shares of Class A Non-Voting Preferred Stock, par value $12,160 per share, of KBI, pursuant to the terms of the Amended and Restated Certificate of Incorporation of KBI, such that no more than 5,208.33 shares of the Class C Preferred Stock are outstanding on the KB Assignment Date (the "Conversion").

          (b) HSR Filing; Preparation of Assignment Date Statement. Upon KB's delivery of a Notice of Exercise pursuant to Section 3.1(a), the parties agree to cooperate in good faith in preparing and making any filing ("HSR Filing") that may be required under the HSR Act, within thirty (30) days after the date of delivery of such Notice of Exercise. Promptly after any delivery of any such Notice of Exercise (or, in the event such Notice of Exercise is delivered prior to the availability of the Audited Financial Statements for the year preceding the given Exercise Year, as soon as practicable after the availability of such Audited Financial Statements), KB shall prepare and deliver to KBI-E the Assignment Date Statement. The Assignment Date Statement shall be binding and conclusive upon, and deemed accepted by, KBI-E unless KBI-E shall have notified KB in writing of any objections thereto within sixty (60) days after receipt of the Assignment Date Statement. A notice under this Section 3.1(b) shall specify in reasonable detail each item on the Assignment Date Statement that is being disputed and a summary of the reasons for such dispute. Any such dispute shall be resolved pursuant to the provisions of Section 3.1(d) hereof, but the pendency of such dispute shall not delay the Assignment Date.

          (c) Making of Assignment Payment. On the KB Assignment Date, KB shall pay to KBI-E the Assignment Payment specified in the Assignment Date Statement, all of which shall be payable to KBI-E by wire transfer in Dollars of immediately available funds to an account of KBI-E in the United States which shall be designated by KBI-E in writing at least one (1) week prior to the Assignment Date.

          (d) Resolution of Disputes. In the event that KBI-E gives KB timely written notice in accordance with Section 3.1(b) above of a dispute concerning the Assignment Date Statement, the parties shall attempt to resolve such disagreement. However, if any such disagreement is not resolved by the parties within thirty (30) days after receipt of such notice, such disagreement shall be submitted to such accounting firm as shall be agreed on by KB and

KBI-E for the resolution of such dispute. In the event that KB and TR cannot agree on such accounting firm, such firm shall be selected at random from the remaining "Big Five" accounting firms. The decision of such accounting firm shall be final and shall be binding and conclusive upon all of the parties hereto. In the event that such accounting firm determines that the Assignment Payment reflected on the Assignment Date Statement should be increased or decreased, then the Assignment Date Statement shall be adjusted as applicable and, as so adjusted, shall be binding and conclusive upon all of the parties hereto. KB shall pay to KBI-E the amount of any such increase or KBI-E shall pay to KB the amount of any such decrease, as the case may be, within ten (10) Business Days after such determination, together with interest at the rate of LIBOR determined using a LIBOR Period of three (3) months for the period from the Assignment Date through the date of such payment. In the event of any disputes resolved under this Section 2.2(d), the fees and expenses of any accounting firm engaged to resolve such disputes shall be paid by the party against whom the greater Dollar amount is resolved.

                                   ARTICLE IV

           EXERCISE OF KB ASSIGNMENT RIGHT AND KBI-E ASSIGNMENT RIGHT
        FOLLOWING A PRE-2008 TRIGGER EVENT AND REQUIRED SALE FOLLOWING A
                            POST-2007 TRIGGER EVENT

     4.1 Pre-2008 Trigger Event. (a) Notification. Upon the occurrence of a Trigger Event prior to January 1, 2008, KB shall promptly notify KBI-E of such occurrence and, notwithstanding the provisions of Article III hereof, the terms of the KB Assignment Right and the KBI-E Assignment Right shall be governed by this Section 4.1.

          (b) Exercise Procedure. (i) Notice of Exercise; Conversion. KBI-E may exercise the KBI-E Assignment Right, and KB may exercise the KB Assignment Right, by delivering a Notice of Exercise at any time during the period from January 1 through the last day of February in the Exercise Year. In the event that either KB or KBI-E exercises its Assignment Right, the Conversion shall be effected on the Assignment Date pursuant to the terms of the Amended and Restated Certificate of Incorporation of KBI.

               (ii) HSR Filing. Upon KBI-E's or KB's delivery of a Notice of Exercise pursuant to Section 4.1(b)(i) above, the parties agree to cooperate in good faith in preparing and making any HSR Filing that may be required under the HSR Act within thirty (30) days after the date of delivery of such Notice of Exercise.

               (iii) Making of Assignment Payment. On the Assignment Date, KB shall pay to KBI-E the Assignment Payment by wire transfer in Dollars of immediately available funds to an account of KBI-E in the United States which shall be designated by KBI-E in writing at least one (1) week prior to the Assignment Date.

     4.2 Trigger Event From and After 2008. (a) Notification. Upon the occurrence of a Trigger Event from and after January 1, 2008, unless KB shall have already given a Notice of Exercise of the KB Assignment Right pursuant to the provisions of Article III hereof, KB shall promptly notify KBI-E of such occurrence (the "Trigger Event Notice") and, notwithstanding the provisions of Article III hereof, the Required Sale shall occur on the Assignment Date. The Conversion shall be effected by the Assignment Date pursuant to the terms of the Amended and Restated Certificate of Incorporation of KBI.

          (b) Exercise Procedure. (i)Audit. Within one (1) month after KB's delivery of the Trigger Event Notice, KB and KBI-E shall engage a mutually acceptable independent accounting firm to audit the Average Combined Weighted Net Sales of Tiered Rate Products and Aggregate Contingent Amounts for the three (3) periods of twelve (12) consecutive months during the thirty-six (36) full calendar months immediately preceding the Trigger Event for purposes of determining the Average Annual Contingent Amounts. In the event that KB and KBI-E cannot agree on such accounting firm, such firm shall be selected at random from the remaining "Big Five" accounting firms. KB and KBI-E agree that the Average Combined Weighted Net Sales of Tiered Rate Products and Average Annual Contingent Amounts as determined by such independent accounting firm shall be final and binding on the parties hereto and shall be used in the calculation by such accounting firm of the Assignment Payment as reflected on the Assignment Date Statement.

               (ii) HSR Filing; Preparation of Assignment Date Statement. Upon KB's delivery of a Trigger Event Notice pursuant to Section 4.2(a), the parties agree to cooperate in good faith in preparing and making any HSR Filing that may be required hereunder under the HSR Act within thirty (30) days after the date of delivery of such Trigger Event Notice. Promptly after the accounting firm's determination of the Average Combined Weighted Net Sales of Tiered Rate Products and Average Annual Contingent Amounts pursuant to the terms of Section 4.2(b)(i) above, such accounting firm shall prepare and deliver to KB and KBI-E an Assignment Date Statement showing its calculation of the Assignment Payment, which Assignment Date Statement shall be final and binding on the parties hereto.

               (iii) Making of Assignment Payment. On the Assignment Date, KB shall pay to KBI-E the Assignment Payment by wire transfer in Dollars of immediately available funds to an account of KBI-E in the United States which shall be designated by KBI-E in writing at least one (1) week prior to the Assignment Date.


                                   ARTICLE V

                   EXERCISE OF DISCRETIONARY COMPOUNDS OPTION

     5.1 Discretionary Compounds Option.

          (a) In connection with the exercise of the KB Assignment Right, the KBI-E Assignment Right or the Required Sale, KB shall have the right and option, in its discretion, upon the terms and conditions as hereinafter provided in this
Section 5.1, to purchase all of KBI-E's rights to any and all of the Discretionary Compounds. At the time of delivery of a Notice of

Exercise pursuant to either Section 3.1 or Section 4.1 hereof, or of a Trigger Event Notice pursuant to Section 4.2 hereof, as the case may be, KB shall notify TR and KBI-E (the "Discretionary Compounds Information Notice") whether or not it elects to obtain the Discretionary Compounds Information (as hereinafter defined).

          (b) In the event that the Discretionary Compounds Information Notice indicates that KB does elect to obtain the Discretionary Compounds Information, TR and KBI-E shall have sixty (60) days from their receipt of the Discretionary Compounds Information Notice to provide KB with all information regarding the Discretionary Compounds reasonably requested by KB and necessary to evaluate which, if any, of the Discretionary Compounds to which it intends to purchase KBI-E's rights. Such information shall include, without limitation, (i) the total quantities of Discretionary Compounds sold, the net sales thereof and the Manufacturer's Cost therefor during the three (3) most recent Fiscal Years ending prior to the date of the Discretionary Compounds Information Notice; (ii) sales forecasts for the Discretionary Compounds; (iii) summaries of the Technical Information (as defined in the Amended and Restated KBI License) regarding each Discretionary Compound; and (iv) the Full Costs incurred by KBI-E and its Affiliates in connection with any investigation or development work previously undertaken by KBI-E and its Affiliates with respect to such Compounds, (all of the information set forth in clauses (i), (ii) and (iii) above and any other information reasonably necessary for KB to make such determination being collectively referred to herein as the "Discretionary Compounds Information").

          (c) KBI-E shall keep, and shall cause its Affiliates to keep, true, accurate and complete records of the development and marketing expenditures and commitments therefor in respect of each Discretionary Compound and each product containing a Discretionary Compound in sufficient detail to permit the verification of the Discretionary Compounds Information. Upon KB's request, KBI-E shall permit an independent certified public accountant selected and paid by KB (except one to whom KBI-E has some reasonable objection) to have reasonable access during ordinary business hours to such of KBI-E's and its Affiliates' records regarding the Discretionary Compounds as may be necessary in such accountant's judgment to confirm to its reasonable satisfaction the accuracy of any Discretionary Compounds Information delivered to KB pursuant to this Section 5.1. Such accountant shall keep its findings confidential and shall not disclose to KB (or any of its Affiliates) any information except that it shall report to KB (i) its findings and any other information relating to the accuracy of the Discretionary Compounds Information delivered under this Section
5.1 and (ii) any restrictions on access to KBI-E's and its Affiliates' data which the accountant deems to be a restriction of scope with respect to its engagement.

          (d) Within sixty (60) days after KB shall have received all of the Discretionary Compounds Information, KB shall identify in a notice delivered to TR and KBI-E which, if any, of the Discretionary Compounds to which KB elects to seek an appraisal as to the fair market value of the rights thereto (the "Discretionary Compounds Appraisal Notice").

          (e) Upon delivery of the Discretionary Compounds Appraisal Notice, if such notice indicates that KB elects to seek an appraisal as to one or more Discretionary Compounds,

KB and KBI-E shall, at the sole cost and expense of KB, engage an appraisal firm of national reputation which is skilled in preparing appraisals of the future value of pharmaceutical products to determine the "fair market value" of KBI-E's rights with respect to the Discretionary Compounds that KB shall have identified pursuant to Section 5.1(d) hereof for purposes of determining the Discretionary Compounds Price. If the parties are unable to agree on an appraiser, then the appraiser shall be selected by the American Arbitration Association. Within thirty (30) days after the appraiser shall have determined such fair market value and the Discretionary Compounds Price shall have been determined for each such Discretionary Compound, KB shall notify TR and KBI-E whether, in its sole discretion, it shall purchase all of KBI-E's rights to any or all of the Discretionary Compounds.

          (f) On the later of five (5) business days thereafter and the applicable Assignment Date, KB shall pay to KBI-E an amount equal to the sum of the Discretionary Compounds Prices for each of the Discretionary Compounds, the rights to which it shall have elected to purchase pursuant to Section 5.1(e) (the "Discretionary Compounds Payment"). The Discretionary Compounds Payment shall be payable to KBI-E by wire transfer in Dollars of immediately available funds to an account designated in writing by KBI-E. The date on which the Discretionary Compounds Payment shall be made shall be referred to hereinafter as the "Discretionary Compounds Purchase Date."

     5.2 Assignment of Rights in Respect of Discretionary Compounds. On the Discretionary Compounds Purchase Date, all of KBI-E's rights under the Assigned Contracts with respect to the Discretionary Compounds that KB has purchased shall be assigned to KB and the INDs and NDAs (each as defined in the Amended and Restated KBI License) for each such Discretionary Compound registered in the name of KBI-E (or any of its Affiliates) shall, as promptly as practicable thereafter, be transferred, to the extent permitted by applicable law and regulations and requirements of the FDA, to KB.

     5.3 Assumed Liabilities. In the event KB purchases from KBI-E all of KBI-E's rights to any of the Discretionary Compounds pursuant to the terms of this Agreement, KB shall assume and be responsible for only those obligations and liabilities of KBI-E with respect to such Discretionary Compounds arising from and after the Discretionary Compounds Purchase Date, under the Assigned Contracts. KB shall not assume any other obligations or liabilities of KBI-E of any nature whatsoever, whether arising before or after the Discretionary Compounds Purchase Date with respect to the Discretionary Compounds, or otherwise, whether past, current or future, whether accrued, contingent, known or unknown.

     5.4 Inventory. On the Discretionary Compounds Purchase Date, KB shall purchase from KBI-E and its Affiliates all inventories of Discretionary Compounds as to which rights are purchased on such date (including raw materials, work in process and finished goods) at Manufacturer's Cost. Notwithstanding the terms of Section 3.4 of the Master Restructuring Agreement, KB or its designee shall be permitted to use such acquired finished goods which include or contain the words "TR," "KBI" or "KBI-E" for a period of one (1) year from the Discretionary Compounds Purchase Date.

     5.5 No Further Option. KB shall have no further option to purchase the rights to any Discretionary Compounds as to which KB does not purchase rights pursuant to this Article V.


                                   ARTICLE VI

                CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

     6.1 Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each of KB, TR, KBI and KBI-E shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the transactions contemplated hereby. Each of KB, TR, KBI and KBI-E agrees to execute and deliver promptly such other documents, certificates, agreements or instruments (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated hereby.

     6.2 HSR Act. In connection with any HSR Filing that may be required under the HSR Act as contemplated by this Agreement, the parties hereto agree to cooperate in good faith to respond promptly to all inquiries made by governmental authorities.

     6.3 Limitations on Transfer of License Rights. Except as approved in writing by KB or as expressly permitted or required by this Agreement, any Initial Agreement or any other Ancillary Agreement, neither KBI nor KBI-E shall sell, transfer, pledge or otherwise encumber, assign or otherwise dispose of any license or other rights under any of the foregoing Agreements.


                                  ARTICLE VII

                                INDEMNIFICATION

     TR, KBI and KBI-E agree to defend, indemnify and hold harmless KB and its Affiliates and each of their respective officers, directors, employees and agents from and against any and all Indemnity Losses arising out of, based upon or resulting from any liabilities or obligations of KBI-E of any nature whatsoever that are not expressly assumed by KB and its Affiliates under this Agreement other than any liabilities for which any KB Party has agreed to indemnify any TR Party pursuant to the terms of any Initial Agreement or Ancillary Agreement. KB and its Affiliates agree to defend, indemnify and hold harmless TR and TR Holdings and each of their respective officers, directors, employees and agents from and against all Indemnity Losses arising out of, based upon or resulting from any liabilities or obligations of KBI-E expressly assumed by KB under this Agreement. Any claim for indemnification hereunder shall be on a net after-tax basis in accordance with, and shall be subject to the procedures set forth in, Section 10.3 of the Master Restructuring Agreement.

                                  ARTICLE VIII

                                  ARBITRATION

     Subject to the provisions of Section 3.1(d) hereof and Section 9.4 of the Master Restructuring Agreement, any dispute, controversy or claim between KB, on the one hand, and TR, KBI and KBI-E on the other hand, arising out of or related to this Agreement, or the interpretation or breach hereof, shall be settled by binding arbitration pursuant to the principles and procedures set forth in
Article 9 of the Master Restructuring Agreement.


                                   ARTICLE IX

                                  TERMINATION

     This Agreement may be terminated at any time by the written mutual consent of each of the parties hereto. In the event that this Agreement is terminated as aforesaid, this Agreement shall be of no further force or effect and no party shall have any liability to any other party hereto; provided, however, that the termination of this Agreement will not relieve any party of any liability for breach of any covenant or agreement hereunder occurring prior to such termination and the terms of Article 4 of the Master Restructuring Agreement (relating to confidentiality) shall remain in full force and effect in accordance with its terms.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Expenses. Unless otherwise provided herein, each of the parties to this Agreement shall bear all the expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement regardless of whether this Agreement shall be terminated.

     10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of other parties; provided, however, that KB may, without the consent of the other parties hereto, assign its rights under this Agreement to any of its Affiliates or any successor to all or substantially all of KB's business and assets; provided, further, however, that (i) as conditions to and prior to the effectiveness of such assignment, the assignee or assignees shall expressly assume in writing the due and punctual performance of all obligations which are so assigned and the assignor shall deliver a copy of such assignment (including any assumption agreement referred to above) to the other Parent, and (ii) the assignor shall remain liable as a co-obligor, with the assignee or assignees thereof, with respect to all obligations which are so assigned; and provided, further, that no such assignment shall release such party from its obligations hereunder without the written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns. Any attempted or purported assignment of this Agreement or any interest in this Agreement (as the case may be) in violation of any provisions of this Agreement or applicable law shall be void and shall not be effective to pass any right, title or interest in this Agreement (as the case may be).

     10.3 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their respective Affiliates, or their respective successors and permitted assigns, any rights, remedies or other benefits or any obligations or liabilities under or by reason of this Agreement.

     10.4 Notices. Unless otherwise provided herein, any notice, request, instruction, other document or other communication under or with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telefax with confirmation of receipt, or sent by internationally-recognized courier service to any party hereto at its address as specified below.

            If to KB:        S-151
                             85 Sodertalje, Sweden
                             Attention:  General Counsel
                             Telefax No.:  011-46-8-553-288-12

            If to TR, KBI
            or KBI-E:        One Merck Drive
                             P.O. Box 100
                             Whitehouse Station, NJ  08889-0100
                             Attention:  Corporate Secretary
                             Telefax No.: 908-735-1246

     Any party hereto by written notice to the other parties hereto in accordance with the above may change the address to which such notices, requests, instructions, other documents or other communications to it shall be directed.

     10.5 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York without regard to any choice of law rules other than Section 5-1401 of the New York General Obligations Law.

     10.6 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, the Initial Agreements, the Partnership Agreement, the Other Ancillary Agreements and the other documents referred to herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.10 Remedies. Notwithstanding anything to the contrary contained in this Agreement, each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to specific performance.

     10.11 Gender and Number. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity or number of the person, persons, entity or entities may require.


                                      * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                 ASTRA AB
                                   (publ)




                                 By:  /s/ Goran Lerenius
                                      ------------------------------------
                                      Name:  Goran Lerenius
                                      Title: Authorized Signatory

                                 MERCK & CO., INC.




                                 By:  /s/ Judy C. Lewent
                                      ------------------------------------
                                      Name:  Judy C. Lewent
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                 ASTRA MERCK INC.




                                 By:  /s/ Peter E. Nugent
                                      ------------------------------------
                                      Name:  Peter E. Nugent
                                      Title: President


                                 ASTRA MERCK ENTERPRISES INC.




                                 By:  /s/ Peter E. Nugent
                                      ------------------------------------
                                      Name:  Peter E. Nugent
                                      Title: President

                                                                      Schedule I

        Calculation of Multiple Based Upon Combined Weighted Net Sales of
           Tiered Rate Products and Exercise Year / Trigger Event Year


The Multiple for use in determining the Formula Price shall be determined as follows:



I. For Years 2008 and 2012 (if a Trigger Event has occurred prior to January 1, 2008 or if no Trigger Event has occurred)

      (a) If Average Combined Weighted Net Sales of Tiered Rate Products is less than or equal to $1.5 billion multiplied by the Pre-2016 Inflation Index, the Multiple is 18.

      (b) If Average Combined Weighted Net Sales of Tiered Rate Products is greater than $1.5 billion multiplied by the Pre-2016 Inflation Index and less than $3.0 billion multiplied by the Pre- 2016 Inflation Index, the Multiple shall be calculated by using the relevant variables set forth in Section IV below and each of the formulas set forth as follows:

            (i)   Formula I

                  M2 - ((M2 - M1) x (ACWNSTRP - (S1 x Index))/((S2-S1) x Index))

            (ii)  Formula II

((V1 x Index) + ((V2-V1) x Index)/((S2 - S1) x Index)x(ACWNSTRP - (S1 x Index)))
--------------------------------------------------------------------------------
                          Average Annual Contingent Amounts

            (iii) Multiple Formula

                             FormulaI + FormulaII
                             --------------------
                  Multiple =           2

      (c) If Average Combined Weighted Net Sales of Tiered Rate Products is greater than or equal to $3.0 billion multiplied by the Pre-2016 Inflation Index, the Multiple is 13.



II. For Years 2008 Through 2015 If A Trigger Event Has Occurred On or After January 1, 2008


      (a) If Average Combined Weighted Net Sales of Tiered Rate Products is less than or equal to $1.5 billion multiplied by the Pre-2016 Inflation Index, the Multiple is 18.

      (b) If a Trigger Event occurs in the years 2008 through 2015, and Average Combined Weighted Net Sales of Tiered Rate Products is greater than $1.5 billion multiplied by the Pre-2016 Inflation Index and less than $3.0 billion multiplied by the Pre-2016 Inflation Index, the Multiple shall be calculated using the Formulas set forth below:

            (i) Using Table I (in Section V), obtain the values for each of the variables "V1", "V2", "M1" and "M2" for the Fiscal Year in which the Trigger Event has occurred, e.g., if a Trigger Event occurs in July 2010, the TE year is 2010 ("TE Year").

            (ii) Using Table I (in Section V), obtain the values for each of the variables "V1", "V2", "M1" and "M2" for the Fiscal Year immediately following the Trigger Event year, e.g., if a Trigger Event occurs in July 2010, the next year is 2011 ("Next Year").

            (iii) Subtract the "Next Year" variables (from II(b)(ii)) from the "TE Year" variables (from II(b)(i)) to obtain the "Variable Differential".

            (iv) Obtain a value for each of "V1", "V2", "M1" and "M2" using this formula:

                  TE Year variable - (Variable Differential x (# of Months/12))


            (v) Input the values for "V1", "V2", "M1" and "M2" obtained in II(b)(iv) into the formulas described in Section I(b) above.

      (c) If Average Combined Weighted Net Sales of Tiered Rate Products is greater than or equal to $3.0 billion multiplied by the Pre-2016 Inflation Index, the Multiple is 13.

III.  For Years after 2015

      (a)   The Multiple shall be 13.

IV.   Variables

      (a) "ACWNSTRP" = Average Combined Weighted Net Sales of Tiered Rate Products.

      (b)   "Index" = Pre-2016 Inflation Index determined pursuant to Section
            3.8 of the Master Restructuring Agreement.

      (c) "# of Months" = Number of full months that have elapsed since January 1st, during the Fiscal Year in which the Trigger Event has occurred; but, never more than 12 (e.g., if Trigger Event occurs on July 10th, 2010, then the # of Months is seven).

      (d)   "M1" = See Table I.

      (e)   "M2" = See Table I.

      (f)   "S1" = $1.5 billion.

      (g)   "S2" = $3.0 billion.

      (h)   "V1" = See Table I.

      (i)   "V2" = See Table I.

V.    Table I


--------------------------------------------------------------------------------
      YEAR           "V1"(1)         "V2"(1)         "M1"            "M2"
--------------------------------------------------------------------------------
      2008           $5,400          $8,288           13              18
--------------------------------------------------------------------------------
      2009           $5,175          $7,963           13              18
--------------------------------------------------------------------------------
      2010           $4,950          $7,638           13              18
--------------------------------------------------------------------------------
      2011           $4,725          $7,313           13              18
--------------------------------------------------------------------------------
      2012           $4,725          $7,313           13              18
--------------------------------------------------------------------------------
      2013           $4,188          $7,150           13              16.75
--------------------------------------------------------------------------------
      2014           $3,681          $6,988           13              15.50
--------------------------------------------------------------------------------
      2015           $3,206          $6,825           13              14.25
--------------------------------------------------------------------------------
  2016 or after      $2,925          $6,825           13              13
--------------------------------------------------------------------------------

--------

(1)     Amounts in US Dollars millions.

                                       3